Subject to Revision

Series Term Sheet Dated June 7, 2006

Wachovia Mortgage Loan Trust

Asset-Backed Certificates,

Series 2006-AMN1

$705,446,000

(Approximate)

Wachovia Mortgage Loan Trust, LLC

Depositor

American Mortgage Network, Inc.

Seller / Originator

Wells Fargo Bank, N.A.

Servicer

DISCLAIMER

Important Notice about Information Presented in this Series Term Sheet and the Base Prospectus with respect to the Certificates

We provide information to you about the Certificates in two or more separate documents that provide progressively more detail:

•	the base prospectus, dated May 23, 2006, which provides general information, some of which may not apply to the Certificates; and
•

this Series Term Sheet, which describes terms applicable to the classes of Certificates described herein and provides a description of certain collateral stipulations of the mortgage loans and the parties to the transaction, and provides other information related to the Certificates.

This Series Term Sheet provides a very general overview of certain terms of the Certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a class of Certificates, you should read carefully this document and the entire base prospectus. If the description of the Certificates in this Series Term Sheet differs from the description of the Certificates in the base prospectus, you should rely on the description in this Series Term Sheet.

This material is for your private information, Wachovia Capital Markets, LLC (“Wachovia” or an ‘‘Underwriter’’) is not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.

Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-130771) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). In addition, you should read the preliminary prospectus supplement that will be prepared in connection with the WMLT 2006-AMN1 Certificates.

The certificates referred to in this series term sheet, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that an Underwriter provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income ‘‘tax treatment’’ and ‘‘tax structure’’ (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Prospective investors should conduct a thorough and independent review of the legal, tax, and accounting aspects of any proposed investment in light of their particular circumstances. Although the information set forth herein is reflective of the terms, as of the specified date, under which Wachovia believes an issuance of securities or other transaction might be structured, no assurance can be given that such an issuance or transaction will in fact be consummated and no specific issuer is obligated to issue such securities or obligations. All such information is not intended to be, and shall not be regarded or construed as, recommendations for, or an offer or commitment for, any financial transaction or any investment, tax, legal or accounting advice, and Wachovia shall not be relied upon for the same without a specific, written agreement between us. Information contained herein has been obtained from sources believed to be reliable, but its accuracy or completeness is not guaranteed by Wachovia, nor does any Wachovia entity assume any liability for any loss which may result from reliance thereon. Expressions of opinion contained herein are given in good faith, but are subject to change without notice.

Risk Factors

The Certificates are not suitable investments for all investors. In particular, you should not purchase any class of Certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class. The Certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this Series Term Sheet, the term sheet supplement and the base prospectus for the Certificates in the context of your financial situation and tolerance for risk. You should carefully consider, among other things, all of the applicable risk factors in connection with the purchase of any class of the Certificates listed in the section entitled "Risk Factors" in this series term sheet and the base prospectus.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

Wachovia Contacts:

Syndicate	Phone	E-mail Address
Blake O’Connor	(704) 715-7008	blake.oconnor@wachovia.com
Jennifer Doyle	(704) 715-7008	jennifer.doyle@wachovia.com

ABS Trading	Phone	E-mail Address
Chris Choka	(704) 715-8300	chris.choka@wachovia.com
Ibrahim Incoglu	(704) 715-8300	ibrahim.incoglu@wachovia.com

Mortgage Finance	Phone	E-mail Address
Bob Perret	(704) 374-4868	robert.perret@wachovia.com
Scott Schuman	(704) 374-4398	scott.schuman@wachovia.com
John Grady	(704) 715-7903	john.grady@wachovia.com

Structuring / Whole-Loan Trading	Phone	E-mail Address
Serkan Erikci	(704) 715-1263	serkan.erikci@wachovia.com
Florian Halili	(704) 715-8895	florian.halili@wachovia.com
Sharvin Setoodeh	(704) 715-7632	sharvin.setoodeh@wachovia.com

Rating Agency Contacts:

Moody’s Investors Service	Phone	E-mail Address
Jason Shi	(212) 553-1709	shuisheng.shi@moodys.com

Standard & Poor’s	Phone	E-mail Address
Frank Bruzese	(212) 438-1809	frank_bruzese@sandp.com

Fitch Ratings	Phone	E-mail Address
Marc Lessner	(212) 908-0693	marc.lessner@fitchratings.com

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

$705,446,000

(approximate)

Wachovia Mortgage Loan Trust 2006-AMN1

	Principal	WAL (Years)	Payment Window	Expected Ratings	Assumed Final	Certificate
Class (1)(2)(3)	Balance ($) (4)	Call / Mat (5)	(Mos) Call (5)	(S/M/F)	Distribution Date	Type
A-1	373,000,000	0.95 / 0.95	1 - 25	AAA / Aaa / AAA	August 2036	Floating Rate Seq. Senior
A-2	154,400,000	3.00 / 3.00	25 - 52	AAA / Aaa / AAA	August 2036	Floating Rate Seq. Senior
A-3	132,689,000	5.81 / 6.92	52 - 78	AAA / Aaa / AAA	August 2036	Floating Rate Seq. Senior
M-1	9,644,000	4.46 / 4.82	39 - 78	AA+ / Aa1 / AA+	August 2036	Floating Rate Mezzanine
M-2	8,572,000	4.45 / 4.76	38 - 78	AA+ / Aa2 / AA+	August 2036	Floating Rate Mezzanine
M-3	5,357,000	4.43 / 4.69	38 - 78	AA+ / Aa3 / AA	August 2036	Floating Rate Mezzanine
M-4	5,000,000	4.43 / 4.64	38 - 78	AA / A1 / AA-	August 2036	Floating Rate Mezzanine
M-5	4,286,000	4.43 / 4.56	37 - 78	AA- / A2 / A+	August 2036	Floating Rate Mezzanine
M-6	3,929,000	4.41 / 4.45	37 - 78	A+ / A3 / A	August 2036	Floating Rate Mezzanine
B-1	2,500,000	4.35 / 4.35	37 - 77	A / Baa1 / A-	August 2036	Floating Rate Subordinate
B-2	2,500,000	4.23 / 4.23	37 - 72	A- / Baa2 / BBB+	August 2036	Floating Rate Subordinate
B-3	3,569,000	4.02 / 4.02	37 - 66	BBB- / Baa3 / BBB	August 2036	Floating Rate Subordinate
Total:	$705,446,000

(1)

The Class A-1, Class A-2 and Class A-3 Certificates (the “Senior Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (the “Mezzanine Certificates”) and the Class B-1, Class B-2 and Class B-3 Certificates (the “Subordinate Certificates”) are collectively referred to herein as the “Offered Certificates.”

(2)

The Offered Certificates are priced to call. The margins on the Senior Certificates will be equal to 2.0x their initial margins beginning on the first distribution date on which the optional termination may be exercised. The margins on the Mezzanine Certificates and the Subordinate Certificates will be equal to 1.5x their initial margins beginning on the first distribution date on which the optional termination may be exercised.

(3)

The pass-through rates on the Offered Certificates are subject to a cap equal to the lesser of (a) one-month LIBOR plus the margin for such Class (subject to increase in the event that the optional termination is not exercised, as described above) and (b) the Available Funds Cap Rate. (See “Pass-Through Rate” herein.).

(4)	The principal balance of each Class of Offered Certificates is subject to a +/-10% variance.
(5)	Pricing Prepayment Assumption (“PPA”): 30% CPR.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

Deal Summary

Issuer:	Wachovia Mortgage Loan Trust, Series 2006-AMN1.

Depositor:	Wachovia Mortgage Loan Trust, LLC.

Seller:	American Mortgage Network, Inc.

Rep Provider:	Wachovia Bank, N.A.

Originator:	American Mortgage Network, Inc.

Servicer:	Wells Fargo Bank, N.A. (Moody’s: SQ1 / S&P: Strong / Fitch: RPS1).

Lead Manager
& Book Runner:	Wachovia Capital Markets, LLC (“Wachovia Securities”).

Co-Manager:

RBS Greenwich Capital.

Trustee:	US Bank National Association.

Swap Provider:	Wachovia Bank, N.A.

Certificates:

The Class A-1, Class A-2 and Class A-3 Certificates (the “Senior Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (the “Mezzanine Certificates”) and the Class B-1, Class B-2 and Class B-3 Certificates (the “Subordinate Certificates”) are collectively referred to herein as the “Offered Certificates.” The Class X, Class P and Class R Certificates are collectively referred to herein as the “Non-Offered Certificates” and are not offered hereby.

Federal Tax Status:	The Offered Certificates will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream, Luxembourg and the Euroclear System.

Mortgage Loans:

Approximately $574,861,123 the (“Initial Mortgage Loans”) and approximately $139,521,373 the (“Additional Mortgage Loans” and, together with the Initial Mortgage Loans, the “Mortgage Loans”). As of their respective Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $714,382,496. All of the Mortgage Loans will be sold to the Trust on the Closing Date and there will be no prefunding for this transaction.

Cut-off Date:	For the Initial Mortgage Loans - June 1, 2006 and for the Additional Mortgage Loans - July 1, 2006.

Expected Pricing Date:	On or about June [9], 2006.

Expected Closing Date:	On or about June [29], 2006.

Distribution Date:	The 25th day of each month (or, if not a business day, the next succeeding business day), commencing in July 2006.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (i.e., settling flat).

Interest Accrual Period:

For each Distribution Date, the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (calculated on an actual/360 day basis).

ERISA Eligibility:

The Offered Certificates may not be acquired or held by a person investing assets of any employee benefit plan or other retirement arrangement that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended, before the termination of the Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under one of the investor-based class exemptions described in the prospectus supplement. Such investor-based class exemptions include, but are not limited to: U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14, regarding transactions negotiated by independent "qualified professional asset managers," PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, PTCE 95-60, regarding investments by insurance company general accounts, and PTCE 96-23, regarding transactions negotiated by certain "in-house asset managers."

SMMEA Eligibility:	The Senior Certificates and the Mezzanine Certificates are expected to constitute “mortgage related securities” for the purposes of SMMEA.

Denominations:	The Offered Certificates will be issued in minimum denominations of $25,000 and multiples of $1,000 in excess thereof.

Optional Termination:

The [Trustee] may exercise the option to purchase all of the Mortgage Loans and retire the Certificates once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date.

Servicing Fee:

With respect to each Distribution Date, the Servicer will be entitled to a Servicing Fee equal to 1/12 of 0.2500% (the “Servicing Fee Rate”) of the aggregate principal balance of the mortgage loans as of the close of business on the last day of each collection period, plus any reimbursable amounts.

Trustee Fee:

With respect to each Distribution Date, the Trustee will be entitled to a Trustee Fee equal to 1/12 of 0.0025% (the “Trustee Fee Rate”) of the aggregate principal balance of the mortgage loans as of the close of business on the last day of each collection period.

Adjusted Net
Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each mortgage loan is equal to the mortgage rate of the mortgage loan less the sum of (1) the Servicing Fee Rate and (2) the Trustee Fee Rate.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

Interest Remittance
Amount:

The “Interest Remittance Amount” equals the excess of (1) the sum, without duplication, of (a) all scheduled interest collected during the related collection period, less the related Servicing Fee, (b) interest payments on any principal prepayment received during the related prepayment period other than prepayment interest excess, (c) all Monthly Servicer Advances relating to interest, (d) all Compensating Interest, and (e) liquidation proceeds (to the extent such liquidation proceeds relate to interest) over (2) all non-recoverable advances relating to interest and certain expenses reimbursed during the related collection period.

Current Interest:

The “Current Interest” with respect to each Class of Offered Certificates and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the principal balance of such Class immediately prior to that Distribution Date.

Interest Carry
Forward Amount:

The “Interest Carry Forward Amount” with respect to each Class of Offered Certificates and each Distribution Date is the excess of (1) Current Interest for such Class with respect to prior Distribution Dates, over (2) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates.

Formula Rate:

The “Formula Rate” on the Offered Certificates for any Distribution Date will be equal to one-month LIBOR plus the margin for such Class (subject to increase in the event that the Optional Termination is not exercised, as described above).

Pass-Through Rate:	The “Pass-Through Rate” on the Offered Certificates for any Distribution Date will be equal to the lesser of (1) the Formula Rate and (2) the Available Funds Cap Rate.

Available
Funds Cap Rate:

The “Available Funds Cap Rate” for the Offered Certificates on any Distribution Date is the percentage equivalent of a fraction, the numerator of which is equal to (1) the excess of (a) interest due on the Mortgage Loans, over (b) the sum of (i) the Servicing Fee, (ii) the Trustee Fee, (iii) the Net Swap Payments owed to the Swap Provider for such Distribution Date, if any, and (iv) any Swap Termination Payment (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the Swap Provider), and the denominator of which is equal to the product of (1) the actual number of days in the related Interest Accrual Period divided by 360 and (2) the aggregate principal balance of the Offered Certificates.

Available Funds
Cap Shortfall:

If on any Distribution Date the related Pass-Through Rate for any Class of Offered Certificates is limited by the related Available Funds Cap Rate, the “Available Funds Cap Shortfall” for such class is equal to the sum of (1) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest accrued on such class based on the related Available Funds Cap Rate and (2) the unpaid portion of any related Available Funds Cap Shortfall from the prior Distribution Date together with accrued interest on such unpaid portion at the related Formula Rate. Any Available Funds Cap Shortfall will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

Swap Agreement:

On the Closing Date, the Supplemental Interest Trust will include a Swap Agreement. Under the Swap Agreement, the Supplemental Interest Trust shall be obligated to pay an amount equal to 5.363% per annum on the scheduled notional balance as set forth in the Swap Agreement to the Swap Provider (the “Fixed Swap Payment”) and the Supplemental Interest Trust will be entitled to receive an amount equal to one-month LIBOR per annum on the scheduled notional balance as set forth in the Swap Agreement from the Swap Provider (the “Floating Swap Payment”), on each Distribution Date, until the Swap Agreement is terminated as further described in the Swap Agreement. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”) (See the attached schedule).

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. Notwithstanding the other provisions in these materials, in the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to payments to the holders of the Offered Certificates from interest funds or principal funds (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the Swap Provider as further described in the Swap Agreement, which swap termination payments will be subordinated to all payments to the holders of the Offered Certificates).

Monthly Servicer
Advances:

The Servicer is generally required to advance scheduled principal and interest (net of the servicing fee) for any delinquent Mortgage Loan, but is not required to make any advance that the Servicer deems to be non-recoverable.

Prepayment Period:

With respect to any Distribution Date and any prepayment of principal in full, the period from the fourteenth day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, from the Cut-off Date) through the thirteenth day of the month in which the Distribution Date occurs. With respect to any Distribution Date and any prepayment of principal in part, the calendar month preceding such Distribution Date.

Compensating
Interest:

On any Distribution Date, any interest shortfalls resulting from any principal prepayment in full or curtailment received during the Prepayment Period will be required to be advanced by the Servicer as “Compensating Interest”, but only to the extent that such amount does not exceed the aggregate Servicing Fee on the mortgage loans serviced by it for the related collection period.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

Credit Enhancement:	The trust will include the following credit enhancement mechanisms, each of which is intended to provide credit support for some or all of the Certificates, as the case may be:

1) Excess Cashflow;
2) Overcollateralization; and
3) Subordination

Net Swap Payments owed to the Supplemental Interest Trust, if any, pursuant to the “Supplemental Interest Trust,” may serve as an additional form of credit enhancement.

	Expected Ratings	Initial	Total Subordination
Class	(S/M/F)	Subordination	At Stepdown
A-1	AAA / Aaa / AAA	7.60%	15.20%
A-2	AAA / Aaa / AAA	7.60%	15.20%
A-3	AAA / Aaa / AAA	7.60%	15.20%
M-1	AA+ / Aa1 / AA+	6.25%	12.50%
M-2	AA+ / Aa2 / AA+	5.05%	10.10%
M-3	AA+ / Aa3 / AA	4.30%	8.60%
M-4	AA / A1 / AA-	3.60%	7.20%
M-5	AA- / A2 / A+	3.00%	6.00%
M-6	A+ / A3 / A	2.45%	4.90%
B-1	A / Baa1 / A-	2.10%	4.20%
B-2	A- / Baa2 / BBB+	1.75%	3.50%
B-3	BBB- / Baa3 / BBB	1.25%	2.50%

Any realized losses on the Mortgage Loans will be covered first by Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, and then by the Overcollateralization Amount. In the event that the Overcollateralization Amount is not at its target or is reduced to an amount which is lower than the Overcollateralization Target Amount, Excess Cashflow and Net Swap Payments received from the Swap Provider will be directed to pay principal on the Offered Certificates, resulting in the limited acceleration of the Offered Certificates relative to the amortization of the Mortgage Loans, until the Overcollateralization Amount reaches or is restored to the Overcollateralization Target Amount. Upon this event, the acceleration feature will cease, unless the Overcollateralization Amount is reduced below the Overcollateralization Target Amount by realized losses again.

Any realized losses on the Mortgage Loans not covered by Excess Cashflow and Net Swap Payments received from the Swap Provider or Overcollateralization Amount will be allocated to each class of Subordinate Certificates and Mezzanine Certificates in the following order: to the Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in each case until the respective principal balance of such class has been reduced to zero.

Excess Cashflow:	“Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after interest and principal payments as described under “Payments of Interest” and “Payments of Principal.”

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

Overcollateralization
Amount:

The “Overcollateralization Amount” for any Distribution Date is the amount, if any, by which (1) the aggregate principal balance of the Mortgage Loans (including, without duplication, any reduction of the aggregate principal balance of the Mortgage Loans as a result of Realized Losses during the related collection period) exceeds (2) the aggregate principal balance of the classes of Certificates as of such Distribution Date (after giving effect to payments of principal to be made on such Distribution Date). On the Closing Date, the Overcollateralization Amount shall equal approximately 1.25% of the aggregate principal balance of the Cut-off Date Mortgage Loans and will be fully funded.

Overcollateralization Floor:	The “Overcollateralization Floor” for any Distribution Date shall equal 0.50% of the aggregate principal balance of the Cut-off Date Mortgage Loans.

Overcollateralization
Target Amount:	On each Distribution Date, the “Overcollateralization Target Amount” is:

Prior to the Stepdown Date: 1.25% of the aggregate principal balance of the Cut-off Date Mortgage Loans.

On and after the Stepdown Date: The greater of:
(1) the lesser of
a. 1.25% of the aggregate principal balance of the Cut-off Mortgage Loans; and
b. an amount equal to 2.50% of the aggregate principal balance of the Mortgage Loans for the current Distribution Date; and
(2) an amount equal to the Overcollateralization Floor.

Provided, however, that if on any Distribution Date a Trigger Event is in effect, the Overcollateralization Target Amount will equal the Overcollateralization Target Amount on the Distribution Date immediately preceding such Distribution Date.

Senior Enhancement
Percentage:

The "Senior Enhancement Percentage" with respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is equal to (1) the excess of (a) the aggregate principal balance of the Mortgage Loans for the preceding Distribution Date, over (b) the aggregate principal balance of the most senior class or classes of Certificates as of the day immediately preceding the related Distribution Date, and the denominator of which is equal to (2) the aggregate principal balance of the Mortgage Loans for the preceding Distribution Date.

Trigger Event:	A “Trigger Event” will be in effect on a Distribution Date on or after the Stepdown Date if either (or both) a Delinquency Trigger or a Cumulative Loss Trigger is in effect on such Distribution Date.

Delinquency Trigger:

With respect to the Certificates, a “Delinquency Trigger” will occur if the three month rolling average 60+ day delinquency percentage for the outstanding Mortgage Loans (including Mortgage Loans in bankruptcy or foreclosure and all REO properties) equals or exceeds [45]% of the Senior Enhancement Percentage.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

Cumulative Loss Trigger:

With respect to the Certificates, a “Cumulative Loss Trigger” will occur if the aggregate amount of Realized Losses on the Mortgage Loans exceeds the applicable percentage of the aggregate principal balance of the Cut-off Date Mortgage Loans, as set forth below:

Period (month)	Percentage
25 – 36	[0.30]% with respect to July 2008, plus an additional 1/12th of [0.35]% for each month thereafter
37 – 48	[0.65]% with respect to July 2009, plus an additional 1/12th of [0.30]% for each month thereafter
49 – 60	[0.95]% with respect to July 2010, plus an additional 1/12th of [0.30]% for each month thereafter
61 – 72	[1.25]% with respect to July 2011, plus an additional 1/12th of [0.20]% for each month thereafter
73+	[1.45]%

Stepdown Date:	The earlier to occur of:
(1) the Distribution Date after which the aggregate principal balance of the Senior Certificates has been reduced to zero; and
(2) the later to occur of:
a. the Distribution Date occurring in July 2009.

b. the first Distribution Date on which the aggregate principal balance of the Senior Certificates is less than or equal to [84.80]% of the aggregate principal balance of the Mortgage Loans for such Distribution Date.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

Payments of Interest:	On each Distribution Date, the Interest Remittance Amount for such Distribution Date is required to be distributed in the following order of priority, until such funds have been fully distributed:

(1) to pay any Trustee Fees not already paid;

(2) to the Supplemental Interest Trust, Net Swap Payments owed to the Swap Provider;

(3) to the Supplemental Interest Trust, the Swap Termination Payment, if any (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the Swap Provider);

(4) concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, on a pro rata basis, based on their respective entitlements, the Current Interest and any Interest Carry Forward Amount for each such Class;

(5) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, the Current Interest for each such Class; and

(6) any remainder as part of the Excess Cashflow to be allocated as described below under Payments of Excess Cashflow.

Payments of Principal:	On each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, available principal funds will be paid as follows until such funds have been fully distributed:

(1) sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, in each case until the principal balance thereof has been reduced to zero.

Provided, however, that if the aggregate principal balance of the Class A-1, Class A-2 and Class A-3 Certificates is greater than the principal balance of the Mortgage Loans, then payments on the Class A-1, Class A-2 and Class A-3 Certificates will be made concurrently on a pro rata basis, based on their outstanding principal balances, until the principal balances thereof have been reduced to zero;

(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, until the principal balance of each such class is reduced to zero; and

(3) any remainder as part of the Excess Cashflow to be allocated as described below under Payments of Excess Cashflow.

On each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, available principal funds will be paid as follows until such funds have been fully distributed:

(1) sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, up to an amount necessary to cause the Senior Certificates in the aggregate to have 15.20% subordination.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

Provided, however, that if the aggregate principal balance of the Class A-1, Class A-2 and Class A-3 Certificates is greater than the principal balance of the Mortgage Loans, then payments on the Class A-1, Class A-2 and Class A-3 Certificates will be made concurrently on a pro rata basis, based on their outstanding principal balances, until the principal balances thereof have been reduced to zero;

(2) to the Class M-1 Certificates, up to an amount necessary to cause the Class M-1 Certificates to have 12.50% subordination;

(3) to the Class M-2 Certificates, up to an amount necessary to cause the Class M-2 Certificates to have 10.10% subordination;

(4) to the Class M-3 Certificates, up to an amount necessary to cause the Class M-3 Certificates to have 8.60% subordination;

(5) to the Class M-4 Certificates, up to an amount necessary to cause the Class M-4 Certificates to have 7.20% subordination;

(6) to the Class M-5 Certificates, up to an amount necessary to cause the Class M-5 Certificates to have 6.00% subordination;

(7) to the Class M-6 Certificates, up to an amount necessary to cause the Class M-6 Certificates to have 4.90% subordination;

(8) to the Class B-1 Certificates, up to an amount necessary to cause the Class B-1 Certificates to have 4.20% subordination;

(9) to the Class B-2 Certificates, up to an amount necessary to cause the Class B-2 Certificates to have 3.50% subordination;

(10) to the Class B-3 Certificates, up to an amount necessary to cause the Class B-3 Certificates to have 2.50% subordination; and

(11) any remainder as part of the Excess Cashflow to be allocated as described below under Payments of Excess Cashflow.

Provided, however, that the subordination for each class or classes will be subject to the Overcollateralization Floor.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

Payments of Excess
Cashflow:	With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of Certificates as follows:

(1) to the Certificates then entitled to receive payments in respect of principal, in an amount necessary to maintain the Overcollateralization Target Amount, payable to such certificates as described under “Payments of Principal” above;

(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount equal to any Interest Carry Forward Amount for each such Class;

(3) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount equal to the unpaid realized loss amounts for each such Class;

(4) concurrently, to the Certificates, on a pro rata basis, to the extent needed to pay any Available Funds Cap Shortfall for each such class, based on the amount of such unpaid Available Funds Cap Shortfall, until reduced to zero; and

(5) to the Supplemental Interest Trust, swap termination payments resulting from an event of default in certain termination events with respect to the swap provider, and any remaining amounts.

Supplemental Interest
Trust:	Funds deposited into the Supplemental Interest Trust Account on a Distribution Date will include:

(1) any Net Swap Payments owed to the Swap Provider and received from the trust pursuant to (2) of “Payments of Interest”

(2) any Net Swap Payments owed to the Swap Provider and received from the trust pursuant to (3) of “Payments of Interest”

(3) any Net Swap Payments received from the Swap Provider for such Distribution Date; and

(4) Excess Cashflow deposited therein pursuant to (5) of “Payments of Excess Cashflow.”

Funds in the Supplemental Interest Trust Account will be distributed as follows:

(1) to the Swap Provider, the Net Swap Payments owed for such Distribution Date, if any;

(2) to the Swap Provider, the Swap Termination Payment, if any (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the Swap Provider);

(3) concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, on a pro rata basis, based on their respective entitlements, the Current Interest and any Interest Carry Forward Amount for each such Class to the extent not already paid pursuant to (4) of “Payments of Interest”

(4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, the Current Interest for each such Class to the extent not already paid pursuant to (5) of “Payments of Interest”

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

(5) to the Certificates then entitled to receive payments in respect of principal, in an amount necessary to maintain the Overcollateralization Target Amount, payable to such certificates as described under “Payments of Principal” above;

(6) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount equal to any Interest Carry Forward Amount for each such Class to the extent not already paid pursuant to (2) of “Payments of Excess Cashflow”

(7) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount equal to the unpaid realized loss amounts for each such Class, to the extent not already paid pursuant to (3) of “Payments of Excess Cashflow”

(8) concurrently, to the Certificates, on a pro rata basis, to the extent needed to pay any Available Funds Cap Shortfall for each such class, based on the amount of such unpaid Available Funds Cap Shortfall, until reduced to zero, to the extent not already paid pursuant to (4) of “Payments of Excess Cashflow”

(9) to the Swap Provider, the Swap Termination Payment, if any to the extent not already paid pursuant to (2) above; and

(10) to the Class X Certificates, any remaining amounts.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

SWAP SCHEDULE

Distribution	Distribution	Notional	Distribution	Distribution	Notional
Period	Date	Schedule ($)	Period	Date	Schedule ($)
1	7/25/2006	574,861,122.83	32	2/25/2009	244,029,387.43
2	8/25/2006	706,631,460.76	33	3/25/2009	234,609,033.37
3	9/25/2006	695,704,260.40	34	4/25/2009	225,456,473.64
4	10/25/2006	682,367,080.99	35	5/25/2009	216,605,606.41
5	11/25/2006	667,170,144.60	36	6/25/2009	208,084,620.92
6	12/25/2006	650,833,992.42	37	7/25/2009	199,875,325.72
7	1/25/2007	633,076,812.89	38	8/25/2009	191,962,503.04
8	2/25/2007	614,127,818.95	39	9/25/2009	184,331,323.81
9	3/25/2007	593,782,433.32	40	10/25/2009	176,977,226.87
10	4/25/2007	572,034,510.00	41	11/25/2009	169,913,367.24
11	5/25/2007	549,918,944.70	42	12/25/2009	163,149,351.03
12	6/25/2007	528,363,337.19	43	1/25/2010	156,671,948.40
13	7/25/2007	507,279,729.77	44	2/25/2010	150,479,804.08
14	8/25/2007	487,229,212.06	45	3/25/2010	144,559,433.40
15	9/25/2007	468,152,402.28	46	4/25/2010	138,897,988.18
16	10/25/2007	449,991,715.03	47	5/25/2010	133,483,263.43
17	11/25/2007	432,693,516.11	48	6/25/2010	128,303,656.70
18	12/25/2007	416,207,811.25	49	7/25/2010	123,348,137.29
19	1/25/2008	400,487,964.98	50	8/25/2010	118,606,214.51
20	2/25/2008	385,490,348.22	51	9/25/2010	114,067,910.34
21	3/25/2008	371,174,108.02	52	10/25/2010	109,723,729.99
22	4/25/2008	357,489,932.82	53	11/25/2010	105,564,634.25
23	5/25/2008	344,342,491.93	54	12/25/2010	101,582,029.79
24	6/25/2008	331,651,339.39	55	1/25/2011	97,767,756.82
25	7/25/2008	319,399,861.68	56	2/25/2011	94,114,079.48
26	8/25/2008	307,539,804.96	57	3/25/2011	90,613,727.82
27	9/25/2008	296,060,631.23	58	4/25/2011	87,259,938.76
28	10/25/2008	284,952,364.52	59	5/25/2011	84,046,487.88
29	11/25/2008	274,205,412.76	60	6/25/2011	80,966,666.50
30	12/25/2008	263,810,519.52	61	7/25/2011 and	0.00
31	1/25/2009	253,755,115.20		thereafter

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

FORWARD CURVES AND EXCESS SPREAD

		1 Month	1 Year				1 Month	1 Year
Distribution	Distribution	Forward	Forward	Excess	Distribution	Distribution	Forward	Forward	Excess
Period	Date	LIBOR (%)	LIBOR (%)	Spread (%) (1)(2)	Period	Date	LIBOR (%)	LIBOR (%)	Spread (%) (1)(2)
1	7/25/2006	5.130000	5.394380	0.633	40	10/25/2009	5.379185	5.601825	1.079
2	8/25/2006	5.220184	5.407321	1.066	41	11/25/2009	5.399928	5.613932	0.996
3	9/25/2006	5.290520	5.415630	1.068	42	12/25/2009	5.419503	5.624619	1.067
4	10/25/2006	5.267298	5.421178	1.099	43	1/25/2010	5.437666	5.633991	0.981
5	11/25/2006	5.324128	5.432143	1.071	44	2/25/2010	5.454171	5.642169	0.974
6	12/25/2006	5.325071	5.441376	1.100	45	3/25/2010	5.468773	5.649302	1.231
7	1/25/2007	5.316157	5.453479	1.070	46	4/25/2010	5.481227	5.655558	0.962
8	2/25/2007	5.287899	5.468890	1.067	47	5/25/2010	5.491286	5.661125	1.042
9	3/25/2007	5.270657	5.488733	1.159	48	6/25/2010	5.498708	5.666216	0.952
10	4/25/2007	5.270527	5.511338	1.063	49	7/25/2010	5.503754	5.671066	1.032
11	5/25/2007	5.237267	5.534360	1.092	50	8/25/2010	5.508300	5.675882	0.941
12	6/25/2007	5.245480	5.559710	1.058	51	9/25/2010	5.512838	5.680696	0.935
13	7/25/2007	5.277970	5.582624	1.094	52	10/25/2010	5.517373	5.685493	1.019
14	8/25/2007	5.315193	5.599929	1.056	53	11/25/2010	5.521909	5.690256	0.926
15	9/25/2007	5.353957	5.610995	1.054	54	12/25/2010	5.526450	5.694969	1.014
16	10/25/2007	5.392655	5.615760	1.093	55	1/25/2011	5.531000	5.699612	0.920
17	11/25/2007	5.429682	5.614378	1.049	56	2/25/2011	5.535563	5.704166	0.921
18	12/25/2007	5.463430	5.607221	1.089	57	3/25/2011	5.540144	5.708610	1.302
19	1/25/2008	5.492293	5.594881	1.043	58	4/25/2011	5.544747	5.712921	1.404
20	2/25/2008	5.514665	5.578164	1.039	59	5/25/2011	5.549376	5.717076	1.836
21	3/25/2008	5.528939	5.558096	1.133	60	6/25/2011	5.554035	5.721050	1.716
22	4/25/2008	5.533508	5.535918	1.031	61	7/25/2011	5.558694	5.724818	1.891
23	5/25/2008	5.526767	5.513086	1.077	62	8/25/2011	5.563216	5.728362	1.650
24	6/25/2008	5.507110	5.491274	1.025	63	9/25/2011	5.567557	5.731705	1.652
25	7/25/2008	5.475510	5.472369	1.075	64	10/25/2011	5.571710	5.734880	1.898
26	8/25/2008	5.441505	5.458098	1.022	65	11/25/2011	5.575664	5.737925	1.657
27	9/25/2008	5.408339	5.448796	1.024	66	12/25/2011	5.579410	5.740876	1.904
28	10/25/2008	5.376880	5.444350	1.084	67	1/25/2012	5.582938	5.743776	1.664
29	11/25/2008	5.348000	5.444552	1.030	68	2/25/2012	5.586241	5.746667	1.668
30	12/25/2008	5.322567	5.449095	1.093	69	3/25/2012	5.589307	5.749595	2.179
31	1/25/2009	5.301451	5.457575	1.037	70	4/25/2012	5.592129	5.752606	1.692
32	2/25/2009	5.285523	5.469493	1.042	71	5/25/2012	5.594696	5.755751	1.953
33	3/25/2009	5.275650	5.484251	1.251	72	6/25/2012	5.597000	5.759082	1.714
34	4/25/2009	5.272704	5.501153	1.060	73	7/25/2012	5.599108	5.762652	1.972
35	5/25/2009	5.277554	5.519406	1.137	74	8/25/2012	5.601333	5.766500	1.734
36	6/25/2009	5.291071	5.538117	1.069	75	9/25/2012	5.603765	5.770584	1.740
37	7/25/2009	5.312405	5.556298	1.139	76	10/25/2012	5.606421	5.774842	1.991
38	8/25/2009	5.335178	5.573056	1.010	77	11/25/2012	5.609318	5.779208	1.753
39	9/25/2009	5.357520	5.588219	1.008	78	12/25/2012	5.612472	5.783612	2.004

(1) Run at 100% PPA to Optional Termination.
(2) Includes the application of Net Swap Payments received or paid by the trust.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

EFFECTIVE AVAILABLE FUNDS CAP RATE

Distribution	Distribution	Effective AFC Rate	Distribution	Distribution	Effective AFC Rate
Period	Date	Scenario (%) (1)(2)(3)(4)	Period	Date	Scenario (%) (1)(2)(3)(4)
1	7/25/2006	18.026	40	10/25/2009	18.732
2	8/25/2006	21.611	41	11/25/2009	18.520
3	9/25/2006	21.838	42	12/25/2009	18.478
4	10/25/2006	22.041	43	1/25/2010	18.269
5	11/25/2006	22.132	44	2/25/2010	18.148
6	12/25/2006	22.251	45	3/25/2010	18.319
7	1/25/2007	22.266	46	4/25/2010	17.916
8	2/25/2007	22.267	47	5/25/2010	17.898
9	3/25/2007	22.313	48	6/25/2010	17.698
10	4/25/2007	22.110	49	7/25/2010	17.688
11	5/25/2007	22.004	50	8/25/2010	17.492
12	6/25/2007	21.825	51	9/25/2010	17.393
13	7/25/2007	21.707	52	10/25/2010	17.396
14	8/25/2007	21.523	53	11/25/2010	17.205
15	9/25/2007	21.384	54	12/25/2010	17.215
16	10/25/2007	21.294	55	1/25/2011	17.027
17	11/25/2007	21.126	56	2/25/2011	16.962
18	12/25/2007	21.053	57	3/25/2011	17.548
19	1/25/2008	20.896	58	4/25/2011	19.023
20	2/25/2008	20.790	59	5/25/2011	20.840
21	3/25/2008	20.793	60	6/25/2011	20.559
22	4/25/2008	20.595	61	7/25/2011	12.041
23	5/25/2008	20.555	62	8/25/2011	11.667
24	6/25/2008	20.410	63	9/25/2011	11.679
25	7/25/2008	20.372	64	10/25/2011	12.080
26	8/25/2008	20.223	65	11/25/2011	11.702
27	9/25/2008	20.128	66	12/25/2011	12.105
28	10/25/2008	20.090	67	1/25/2012	11.727
29	11/25/2008	19.932	68	2/25/2012	11.740
30	12/25/2008	19.894	69	3/25/2012	12.564
31	1/25/2009	19.731	70	4/25/2012	11.768
32	2/25/2009	19.640	71	5/25/2012	12.175
33	3/25/2009	19.750	72	6/25/2012	11.797
34	4/25/2009	19.509	73	7/25/2012	12.207
35	5/25/2009	19.553	74	8/25/2012	11.829
36	6/25/2009	19.368	75	9/25/2012	11.845
37	7/25/2009	19.344	76	10/25/2012	12.258
38	8/25/2009	18.911	77	11/25/2012	11.880
39	9/25/2009	18.780	78	12/25/2012	12.295

(1) Run at 100% PPA to Optional Termination.
(2) Includes the application of Net Swap Payments received or paid by the trust.

(3) The Pass-through Rates on the Certificates for any Distribution Date will be equal to the least of (a) one-month LIBOR plus the margin for such Class (subject to increase in the event that the Optional Termination is not exercised) and (b) the Available Funds Cap Rate.

(4) Derived assuming indices constant at 20.00% for one-month LIBOR and one-year LIBOR.

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

BREAK-EVEN LOSSES

Class	M-1	M-2	M-3
Rating (Moody’s / S&P / Fitch)	AA+ / Aa1 / AA+	AA+ / Aa2 / AA+	AA+ / Aa3 / AA

Break-Even CDR (%)	11.00	9.19	8.11
Collateral Loss (%)	8.16	7.06	6.36

Class	M-4	M-5	M-6
Rating (Moody’s / S&P / Fitch)	AA / A1 / AA-	AA- / A2 / A+	A+ / A3 / A

Break-Even CDR (%)	7.14	6.35	5.63
Collateral Loss (%)	5.71	5.16	4.64

Class	B-1	B-2	B-3
Rating (Moody’s / S&P / Fitch)	A / Baa1 / A-	A- / Baa2 / BBB+	BBB- / Baa3 / BBB

Break-Even CDR (%)	5.16	4.71	4.17
Collateral Loss (%)	4.30	3.96	3.55

Assumptions:
1) Cash Flows run at 100% PPA to Maturity
2) Forward LIBOR
3) Triggers are failing after the Stepdown Date
4) 33% Loss Severity
5) 6 month Liquidation Lag
6) Defaults are in addition to Prepayments
7) Servicer advances 100% of principal and interest until liquidation
8) "Break-Even CDR" is the approximate Constant Default Rate that creates the first dollar of principal loss on the related Class

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

PREPAYMENT SENSITIVITY TABLES

	TO OPTIONAL TERMINATION						TO MATURITY

Prepayment Speed (% of PPA)	50%	75%	100%	125%	150%	175%	50%	75%	100%	125%	150%	175%

Class A-1

Weighted Average Life (years)	2.03	1.31	0.95	0.73	0.59	0.48	2.03	1.31	0.95	0.73	0.59	0.48
First Principal Payment	Jul 06	Jul 06	Jul 06	Jul 06	Jul 06	Jul 06	Jul 06	Jul 06	Jul 06	Jul 06	Jul 06	Jul 06
Last Principal Payment	Jan 11	May 09	Jul 08	Jan 08	Sep 07	Jul 07	Jan 11	May 09	Jul 08	Jan 08	Sep 07	Jul 07
Principal Payment Window (months)	55	35	25	19	15	13	55	35	25	19	15	13

Class A-2

Weighted Average Life (years)	6.65	4.27	3.00	2.19	1.73	1.40	6.65	4.27	3.00	2.19	1.73	1.40
First Principal Payment	Jan 11	May 09	Jul 08	Jan 08	Sep 07	Jul 07	Jan 11	May 09	Jul 08	Jan 08	Sep 07	Jul 07
Last Principal Payment	Oct 15	Jun 12	Oct 10	May 09	Oct 08	Apr 08	Oct 15	Jun 12	Oct 10	May 09	Oct 08	Apr 08
Principal Payment Window (months)	58	38	28	17	14	10	58	38	28	17	14	10

Class A-3

Weighted Average Life (years)	12.28	8.07	5.81	4.37	3.25	2.49	14.17	9.55	6.92	5.24	3.92	2.87
First Principal Payment	Oct 15	Jun 12	Oct 10	May 09	Oct 08	Apr 08	Oct 15	Jun 12	Oct 10	May 09	Oct 08	Apr 08
Last Principal Payment	Jan 20	Jun 15	Dec 12	May 11	May 10	Aug 09	Apr 32	Nov 25	Dec 20	Sep 17	May 15	Aug 13
Principal Payment Window (months)	52	37	27	25	20	17	199	162	123	101	80	65

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

PREPAYMENT SENSITIVITY TABLES (continued)

	TO OPTIONAL TERMINATION						TO MATURITY

Prepayment Speed (% of PPA)	50%	75%	100%	125%	150%	175%	50%	75%	100%	125%	150%	175%

Class M-1

Weighted Average Life (years)	9.00	5.88	4.46	3.86	3.72	3.16	9.62	6.35	4.82	4.13	3.93	4.23
First Principal Payment	Sep 10	Jul 09	Sep 09	Nov 09	Jan 10	Aug 09	Sep 10	Jul 09	Sep 09	Nov 09	Jan 10	Jun 10
Last Principal Payment	Jan 20	Jun 15	Dec 12	May 11	May 10	Aug 09	May 25	Jul 19	Jan 16	Oct 13	Mar 12	Feb 11
Principal Payment Window (months)	113	72	40	19	5	1	177	121	77	48	27	9

Class M-2

Weighted Average Life (years)	9.00	5.88	4.45	3.80	3.61	3.16	9.55	6.29	4.76	4.04	3.79	3.90
First Principal Payment	Sep 10	Jul 09	Aug 09	Oct 09	Dec 09	Aug 09	Sep 10	Jul 09	Aug 09	Oct 09	Dec 09	Mar 10
Last Principal Payment	Jan 20	Jun 15	Dec 12	May 11	May 10	Aug 09	Jul 24	Nov 18	Jun 15	May 13	Nov 11	Oct 10
Principal Payment Window (months)	113	72	41	20	6	1	167	113	71	44	24	8

Class M-3

Weighted Average Life (years)	9.00	5.88	4.43	3.77	3.52	3.16	9.46	6.23	4.69	3.97	3.68	3.70
First Principal Payment	Sep 10	Jul 09	Aug 09	Sep 09	Nov 09	Aug 09	Sep 10	Jul 09	Aug 09	Sep 09	Nov 09	Jan 10
Last Principal Payment	Jan 20	Jun 15	Dec 12	May 11	May 10	Aug 09	Jul 23	Jan 18	Nov 14	Nov 12	Jul 11	Jul 10
Principal Payment Window (months)	113	72	41	21	7	1	155	103	64	39	21	7

Class M-4

Weighted Average Life (years)	9.00	5.88	4.43	3.75	3.47	3.16	9.36	6.16	4.64	3.91	3.59	3.56
First Principal Payment	Sep 10	Jul 09	Aug 09	Sep 09	Oct 09	Aug 09	Sep 10	Jul 09	Aug 09	Sep 09	Oct 09	Dec 09
Last Principal Payment	Jan 20	Jun 15	Dec 12	May 11	May 10	Aug 09	Sep 22	Jul 17	Jun 14	Jul 12	Apr 11	Apr 10
Principal Payment Window (months)	113	72	41	21	8	1	145	97	59	35	19	5

Class M-5

Weighted Average Life (years)	9.00	5.88	4.43	3.72	3.43	3.16	9.24	6.07	4.56	3.83	3.51	3.44
First Principal Payment	Sep 10	Jul 09	Jul 09	Aug 09	Sep 09	Aug 09	Sep 10	Jul 09	Jul 09	Aug 09	Sep 09	Nov 09
Last Principal Payment	Jan 20	Jun 15	Dec 12	May 11	May 10	Aug 09	Nov 21	Nov 16	Dec 13	Mar 12	Dec 10	Feb 10
Principal Payment Window (months)	113	72	42	22	9	1	135	89	54	32	16	4

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

PREPAYMENT SENSITIVITY TABLES (continued)

	TO OPTIONAL TERMINATION						TO MATURITY

Prepayment Speed (% of PPA)	50%	75%	100%	125%	150%	175%	50%	75%	100%	125%	150%	175%

Class M-6

Weighted Average Life (years)	9.00	5.88	4.41	3.71	3.40	3.16	9.07	5.94	4.45	3.74	3.42	3.34
First Principal Payment	Sep 10	Jul 09	Jul 09	Aug 09	Sep 09	Aug 09	Sep 10	Jul 09	Jul 09	Aug 09	Sep 09	Oct 09
Last Principal Payment	Jan 20	Jun 15	Dec 12	May 11	May 10	Aug 09	Dec 20	Mar 16	Jun 13	Oct 11	Aug 10	Nov 09
Principal Payment Window (months)	113	72	42	22	9	1	124	81	48	27	12	2

Class B-1

Weighted Average Life (years)	8.89	5.80	4.35	3.67	3.33	3.16	8.89	5.80	4.35	3.67	3.33	3.27
First Principal Payment	Sep 10	Jul 09	Jul 09	Aug 09	Aug 09	Aug 09	Sep 10	Jul 09	Jul 09	Aug 09	Aug 09	Sep 09
Last Principal Payment	Nov 19	May 15	Nov 12	May 11	Apr 10	Aug 09	Nov 19	May 15	Nov 12	May 11	Apr 10	Oct 09
Principal Payment Window (months)	111	71	41	22	9	1	111	71	41	22	9	2

Class B-2

Weighted Average Life (years)	8.68	5.65	4.23	3.58	3.24	3.16	8.68	5.65	4.23	3.58	3.24	3.24
First Principal Payment	Sep 10	Jul 09	Jul 09	Jul 09	Aug 09	Aug 09	Sep 10	Jul 09	Jul 09	Jul 09	Aug 09	Aug 09
Last Principal Payment	Feb 19	Oct 14	Jun 12	Jan 11	Jan 10	Aug 09	Feb 19	Oct 14	Jun 12	Jan 11	Jan 10	Sep 09
Principal Payment Window (months)	102	64	36	19	6	1	102	64	36	19	6	2

Class B-3

Weighted Average Life (years)	8.27	5.35	4.02	3.38	3.15	3.16	8.27	5.35	4.02	3.38	3.15	3.16
First Principal Payment	Sep 10	Jul 09	Jul 09	Jul 09	Jul 09	Aug 09	Sep 10	Jul 09	Jul 09	Jul 09	Jul 09	Aug 09
Last Principal Payment	Feb 18	Feb 14	Dec 11	Aug 10	Oct 09	Aug 09	Feb 18	Feb 14	Dec 11	Aug 10	Oct 09	Aug 09
Principal Payment Window (months)	90	56	30	14	4	1	90	56	30	14	4	1

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

DESCRIPTION OF THE MORTGAGE LOANS

Mortgage Loans as of the Cut-off Date

Collateral Summary of the Aggregate Mortgage Loans

The approximate collateral statistics for the Initial Mortgage Loans and the Additional Mortgage Loans are listed below as of their respective Cut-off Dates assuming all scheduled payment are made on such date and are subject to change. The balances and percentages may not be exact due to rounding.

Number of Mortgage Loans	2,481
Aggregate Outstanding Principal Balance	$714,382,496.28
Aggregate Original Principal Balance	$714,931,457.00

	Average	Minimum	Maximum
Outstanding Principal Balance	$287,941.35	$49,873.25	$2,470,000.00
Original Principal Balance	$288,162.62	$50,000.00	$2,470,000.00

	Weighted Average	Minimum	Maximum
Original LTV Ratio	75.99%	15.87%	95.00%
Mortgage Rate	6.792%	5.750%	8.250%
Mortgage Rate of ARM Loans	6.792%	5.750%	8.250%
Original Term (Months)	360	360	360
Remaining Term (Months)	358	354	360
Seasoning (Months)	2	0	6
Credit Score	708	600	816
Margin	2.250%	2.250%	2.250%
Maximum Mortgage Rate	12.792%	11.750%	14.250%
Minimum Mortgage Rate	2.250%	2.250%	2.250%
Initial Rate Cap	6.000%	6.000%	6.000%
Periodic Rate Cap	2.000%	2.000%	2.000%
Months to Next Adjustment	60	31	83

	Earliest	Latest
Origination Date	11/11/2005	05/31/2006
Maturity Date	12/01/2035	07/01/2036

	Percent of Aggregate		Percent of Aggregate
Product Type	Principal Balance	Loan Purpose	Principal Balance
Adjustable Rate	100.00	Purchase	55.49
Total:	100.00%	Rate Term Refi	10.48
		Cash Out Refi	34.03
	Percent of Aggregate	Total:	100.00%
Property Type	Principal Balance
Single Family Detached	80.24		Percent of Aggregate
2-Family Unit	5.80	Documentation Type	Principal Balance
3-Family Unit	3.16	Full / Alternative	15.25
4-Family Unit	1.79	No Income / No Asset	6.92
Condominium	8.44	No Ratio	10.05
Condominium hi-rise	0.46	Stated Income	59.31
Co-Op	0.11	Stated Income / Stated Asset	8.47
Total:	100.00%	Total:	100.00%

	Percent of Aggregate		Percent of Aggregate
Occupancy Status	Principal Balance	Interest Only Loan Types	Principal Balance
Primary	86.36	Interest Only	87.92
Secondary	2.65	Not Interest Only	12.08
Investment	10.99	Total:	100.00%
Total:	100.00%

	Percent of Aggregate
Lien Position	Principal Balance
First Lien	100.00
Total:	100.00%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

Mortgage Loan Principal Balances for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Range of Mortgage Loans Principal Balances ($)	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
0.01 to 50,000.00	$199,788.99	4	0.03%	$49,947.25	6.875%	358	709	34.94%
50,001.01 to 100,000.00	7,337,892.54	90	1.03	81,532.14	7.043	357	714	76.21
100,001.01 to 150,000.00	45,013,305.75	354	6.30	127,156.23	6.817	358	711	76.54
150,001.01 to 200,000.00	79,809,005.05	456	11.17	175,019.75	6.755	358	704	76.68
200,001.01 to 250,000.00	91,861,837.47	408	12.86	225,151.56	6.763	358	706	76.87
250,001.01 to 300,000.00	85,698,161.64	312	12.00	274,673.60	6.729	358	705	76.54
300,001.01 to 350,000.00	76,885,285.28	237	10.76	324,410.49	6.700	358	712	76.50
350,001.01 to 400,000.00	65,294,626.67	174	9.14	375,256.48	6.727	358	710	76.68
400,001.01 to 450,000.00	48,317,965.58	115	6.76	420,156.22	6.722	358	707	74.78
450,001.01 to 500,000.00	44,485,119.11	93	6.23	478,334.61	6.814	358	715	76.89
500,001.01 to 600,000.00	58,520,458.66	107	8.19	546,920.17	6.892	358	702	77.24
600,001.01 to 700,000.00	31,432,952.95	49	4.40	641,488.84	6.754	357	718	75.68
700,001.01 to 800,000.00	21,660,034.88	29	3.03	746,897.75	6.984	358	701	76.63
800,001.01 to 900,000.00	12,772,838.47	15	1.79	851,522.56	6.827	357	701	70.82
900,001.01 to 1,000,000.00	20,444,705.72	21	2.86	973,557.42	7.136	358	698	74.81
1,000,001.01 to 2,000,000.00	22,178,517.52	16	3.10	1,386,157.35	6.962	358	709	65.73
2,000,001.01 to 3,000,000.00	2,470,000.00	1	0.35	2,470,000.00	7.500	358	691	65.00
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%
Min: $49,873.25
Max: $2,470,000.00
Avg: $287,941.35

Mortgage Rates for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Range of Mortgage Rates (%)	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
5.501 to 6.000	$29,657,405.32	105	4.15%	$282,451.48	5.958%	357	721	75.10%
6.001 to 6.500	212,000,796.65	760	29.68	278,948.42	6.368	357	716	74.81
6.501 to 7.000	304,343,885.54	1,050	42.60	289,851.32	6.818	358	708	75.97
7.001 to 7.500	125,397,025.60	416	17.55	301,435.16	7.292	358	696	77.46
7.501 to 8.000	37,434,378.26	123	5.24	304,344.54	7.771	358	685	77.57
8.001 to 8.500	5,549,004.91	27	0.78	205,518.70	8.138	358	698	82.97
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%
Min: 5.750%
Max: 8.250%
Wtd. Avg.: 6.792%

Credit Bureau Risk Scores for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Range of Credit Scores	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
600 to 619	$2,791,157.61	12	0.39%	$232,596.47	7.013%	358	609	68.14%
620 to 639	31,416,302.78	104	4.40	302,079.83	6.860	357	631	71.67
640 to 659	77,998,838.65	252	10.92	309,519.20	6.936	358	651	75.46
660 to 679	87,340,506.48	325	12.23	268,740.02	6.892	358	669	74.90
680 to 699	125,616,258.54	444	17.58	282,919.50	6.876	358	690	76.09
700 to 719	108,836,766.93	369	15.24	294,950.59	6.801	358	709	76.73
720 to 739	103,279,558.40	349	14.46	295,929.97	6.676	358	729	77.33
740 to 759	71,571,813.56	257	10.02	278,489.55	6.635	358	749	77.23
760 to 779	70,952,686.80	231	9.93	307,154.49	6.687	358	769	76.02
780 to 799	25,405,393.26	103	3.56	246,654.30	6.642	358	787	75.60
800 to 819	9,173,213.27	35	1.28	262,091.81	6.847	358	807	73.89
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%
Min: 600
Max: 816
Wtd. Avg.: 708

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

Original Loan-to-Value Ratios for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
Range of Original	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Loan-to-Value Ratios (%)	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
15.01 to 20.00	$99,915.74	2	0.01%	$49,957.87	7.000%	358	749	15.87%
20.01 to 25.00	390,000.00	2	0.05	195,000.00	6.756	359	785	22.65
25.01 to 30.00	819,339.12	6	0.11	136,556.52	6.578	357	731	27.23
30.01 to 35.00	1,344,503.93	6	0.19	224,083.99	6.608	358	717	32.88
35.01 to 40.00	1,985,270.41	12	0.28	165,439.20	6.413	358	701	37.61
40.01 to 45.00	4,312,968.98	15	0.60	287,531.27	6.703	357	695	42.98
45.01 to 50.00	7,473,695.03	21	1.05	355,890.24	6.599	357	706	48.05
50.01 to 55.00	7,378,667.93	26	1.03	283,794.92	6.527	357	684	52.92
55.01 to 60.00	17,266,318.67	49	2.42	352,373.85	6.659	358	695	57.56
60.01 to 65.00	37,566,652.91	91	5.26	412,820.36	6.716	358	697	63.65
65.01 to 70.00	65,092,440.82	200	9.11	325,462.20	6.755	358	702	69.21
70.01 to 75.00	63,123,620.52	193	8.84	327,065.39	6.906	358	701	74.23
75.01 to 80.00	497,639,902.95	1,806	69.66	275,548.12	6.790	358	710	79.84
80.01 to 85.00	2,873,664.74	16	0.40	179,604.05	7.267	358	713	84.60
85.01 to 90.00	3,928,160.56	20	0.55	196,408.03	7.731	358	712	89.87
90.01 to 95.00	3,087,373.97	16	0.43	192,960.87	7.315	358	729	94.78
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%
Min: 15.87%
Max: 95.00%
Wtd. Avg.: 75.99%

Remaining Terms to Stated Maturity for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Range of Remaining Terms (months)	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
354	$467,985.07	1	0.07%	$467,985.07	6.375%	354	766	80.00%
355	4,284,000.00	5	0.60	856,800.00	6.822	355	677	65.59
356	49,362,439.38	160	6.91	308,515.25	6.641	356	703	75.54
357	267,778,628.39	944	37.48	283,663.80	6.640	357	708	76.14
358	255,425,244.29	862	35.75	296,316.99	6.859	358	709	75.99
359	136,552,949.15	506	19.11	269,867.49	7.020	359	706	76.20
360	511,250.00	3	0.07	170,416.67	7.100	360	707	70.65
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%
Min: 354 Months
Max: 360 Months
Wtd. Avg.: 358 Months

Mortgage Loan Types for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Mortgage Loan Types	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
ARM 3-yr Hybrid	$3,583,109.12	16	0.50%	$223,944.32	7.421%	358	713	80.19%
ARM 3-yr Hybrid IO	17,918,080.60	44	2.51	407,229.10	6.809	357	706	74.41
ARM 5-yr Hybrid	76,189,554.72	333	10.67	228,797.46	6.722	358	698	75.89
ARM 5-yr Hybrid IO	514,927,050.15	1,897	72.08	271,442.83	6.778	358	709	76.34
ARM 7-yr Hybrid	6,555,593.54	24	0.92	273,149.73	6.647	357	710	74.21
ARM 7-yr Hybrid IO	95,209,108.15	167	13.33	570,114.42	6.910	357	706	74.45
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

Interest Only Loan Types for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Interest Only	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
Interest Only	$628,054,238.90	2,108	87.92%	$297,938.44	6.799%	358	709	75.99%
Not Interest Only	86,328,257.38	373	12.08	231,443.05	6.746	358	699	75.94
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Original Prepayment Term for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Original Prepayment Term (months)	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
0	$601,322,782.16	2,038	84.17%	$295,055.34	6.799%	358	709	75.81%
24	262,000.00	1	0.04	262,000.00	6.750	357	687	79.39
36	112,797,714.12	442	15.79	255,198.45	6.756	358	701	76.96
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Documentation Type for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Documentation Type	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
Full / Alternative	$108,977,827.36	486	15.25%	$224,234.21	6.540%	358	712	78.61%
No Income / No Asset	49,430,727.05	194	6.92	254,797.56	7.004	358	714	68.76
No Ratio	71,791,481.13	206	10.05	348,502.34	6.898	358	708	72.58
Stated Income	423,669,753.23	1390	59.31	304,798.38	6.778	358	706	76.73
Stated Income / Stated Asset	60,512,707.51	205	8.47	295,183.94	7.046	358	704	76.06
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Loan Purpose for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Loan Purpose	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
Purchase	$396,445,266.92	1,473	55.49%	$269,141.39	6.762%	358	721	78.88%
Rate Term Refi	74,852,148.59	266	10.48	281,399.05	6.739	358	688	75.66
Cash Out Refi	243,085,080.77	742	34.03	327,607.93	6.858	358	691	71.37
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

Property Type for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Property Type	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
Single Family Detached	$573,231,028.18	1,973	80.24%	$290,537.77	6.768%	358	707	76.14%
2-Family Unit	41,437,676.16	134	5.80	309,236.39	6.878	358	704	75.83
3-Family Unit	22,547,122.43	63	3.16	357,890.83	7.115	358	712	71.74
4-Family Unit	12,815,984.28	34	1.79	376,940.71	7.144	358	707	71.35
Condominium	60,271,245.02	263	8.44	229,168.23	6.748	358	716	77.22
Condominium hi-rise	3,270,642.50	11	0.46	297,331.14	7.227	357	728	79.69
Co-Op	808,797.71	3	0.11	269,599.24	6.941	358	648	60.39
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Occupancy Status for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Occupancy Status	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
Primary	$616,952,745.48	2,072	86.36%	$297,757.12	6.755%	358	706	76.65%
Secondary	18,908,753.61	69	2.65	274,039.91	6.936	358	711	73.18
Investment	78,520,997.19	340	10.99	230,944.11	7.054	358	718	71.48
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

Geographic Distribution of the Mortgaged Properties for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Location	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
Alabama	$240,000.00	1	0.03%	$240,000.00	6.500%	358	733	80.00%
Arizona	42,998,194.23	184	6.02	233,685.84	6.779	358	704	76.82
California	248,828,619.96	641	34.83	388,188.17	6.680	358	713	74.93
Colorado	32,166,678.67	152	4.50	211,622.89	6.643	358	704	78.81
Connecticut	18,982,305.01	50	2.66	379,646.10	6.900	358	706	69.69
Delaware	2,209,876.99	4	0.31	552,469.25	6.617	356	694	68.25
District of Columbia	1,554,000.00	4	0.22	388,500.00	6.967	357	727	79.53
Florida	72,722,414.93	304	10.18	239,218.47	7.055	358	710	76.86
Georgia	9,457,481.94	54	1.32	175,138.55	6.882	358	711	79.33
Idaho	582,706.87	2	0.08	291,353.44	7.228	358	730	83.64
Illinois	56,372,020.12	210	7.89	268,438.19	6.934	358	696	76.83
Indiana	2,135,889.44	12	0.30	177,990.79	7.064	358	692	79.37
Iowa	363,704.00	2	0.05	181,852.00	6.297	357	748	80.00
Kansas	2,582,953.64	14	0.36	184,496.69	6.662	357	711	79.99
Louisiana	104,209.46	1	0.01	104,209.46	6.750	357	772	95.00
Maine	1,499,908.90	4	0.21	374,977.23	7.121	359	681	78.87
Maryland	15,680,165.40	47	2.19	333,620.54	6.814	357	687	76.49
Massachusetts	22,044,765.49	69	3.09	319,489.35	6.939	358	698	75.10
Michigan	3,702,971.26	23	0.52	160,998.75	6.967	358	690	79.28
Minnesota	6,635,081.83	35	0.93	189,573.77	6.765	358	690	76.39
Mississippi	295,108.86	1	0.04	295,108.86	6.625	358	733	80.00
Missouri	3,501,395.74	22	0.49	159,154.35	6.753	358	717	76.78
Montana	196,000.00	1	0.03	196,000.00	6.375	357	806	80.00
Nebraska	300,962.78	3	0.04	100,320.93	6.549	357	742	79.18
Nevada	11,562,956.68	43	1.62	268,905.97	6.778	358	701	76.25
New Hampshire	3,674,773.10	18	0.51	204,154.06	6.708	358	705	75.43
New Jersey	15,438,084.19	40	2.16	385,952.10	7.056	358	695	73.26
New Mexico	671,200.00	2	0.09	335,600.00	6.625	358	731	79.97
New York	33,611,185.70	83	4.70	404,954.04	6.893	358	701	75.33
North Carolina	7,960,757.80	36	1.11	221,132.16	6.915	358	724	75.93
North Dakota	256,300.87	2	0.04	128,150.44	6.530	357	685	80.00
Ohio	4,580,768.00	33	0.64	138,811.15	6.685	357	710	79.04
Oklahoma	115,316.96	1	0.02	115,316.96	6.875	358	779	75.00
Oregon	15,257,333.69	72	2.14	211,907.41	6.658	358	714	77.80
Pennsylvania	1,682,327.39	9	0.24	186,925.27	7.355	358	729	77.43
Rhode Island	8,380,030.57	37	1.17	226,487.31	6.842	358	695	75.66
South Carolina	598,414.77	4	0.08	149,603.69	6.872	358	717	80.00
South Dakota	1,153,651.19	4	0.16	288,412.80	6.844	358	750	80.00
Tennessee	1,910,353.89	16	0.27	119,397.12	6.626	358	706	78.47
Utah	6,958,931.19	35	0.97	198,826.61	6.732	357	704	78.79
Virginia	10,142,958.90	31	1.42	327,192.22	6.737	358	719	75.77
Washington	44,512,617.50	169	6.23	263,388.27	6.642	358	709	77.56
West Virginia	140,248.72	1	0.02	140,248.72	7.375	357	714	85.00
Wisconsin	616,869.65	5	0.09	123,373.93	6.904	358	716	81.98
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Credit Grade for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Credit Grade	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
A	$602,176,197.24	2,113	84.29%	$284,986.37	6.769%	358	719	76.32%
A-	109,415,141.43	356	15.32	307,345.90	6.914	358	645	74.37
B	2,791,157.61	12	0.39	232,596.47	7.013	358	609	68.14
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

Interest Only Term for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Interest Only Term (months)	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
0	$86,328,257.38	373	12.08%	$231,443.05	6.746%	358	699	75.94%
120	628,054,238.90	2,108	87.92	297,938.44	6.799	358	709	75.99
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

Margin for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Range of Margins (%)	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
2.250 to 2.250	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%
Min: 2.250%
Max: 2.250%
Wtd. Avg.: 2.250%

Minimum Loan Rate for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Range of Minimum Loan Rates (%)	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
2.250 to 2.250	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%
Min: 2.250%
Max: 2.250%
Wtd. Avg.: 2.250%

Maximum Loan Rates for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Range of Maximum Loan Rates (%)	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
11.501 to 12.000	$29,657,405.32	105	4.15%	$282,451.48	5.958%	357	721	75.10%
12.001 to 12.500	211,824,592.56	759	29.65	279,083.78	6.369	357	716	74.81
12.501 to 13.000	304,579,995.73	1,052	42.64	289,524.71	6.817	358	708	75.97
13.001 to 13.500	125,337,119.50	415	17.54	302,017.16	7.292	358	696	77.47
13.501 to 14.000	37,434,378.26	123	5.24	304,344.54	7.771	358	685	77.57
14.001 to 14.500	5,549,004.91	27	0.78	205,518.70	8.138	358	698	82.97
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%
Min: 11.750%
Max: 14.250%
Wtd. Avg.: 12.792%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.

Wachovia Mortgage Loan Trust Asset-Backed Certificates, Series 2006-AMN1 $705,446,000 (approximate)

Initial Period Rate Cap for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Range of Initial Periodic Rate Caps (%)	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
6.000 to 6.000	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%
Min: 6.000%
Max: 6.000%
Wtd. Avg.: 6.000%

Periodic Rate Cap for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Range of Periodic Rate Caps (%)	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
2.000 to 2.000	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%
Min: 2.000%
Max: 2.000%
Wtd. Avg.: 2.000%

Next Interest Rate Adjustment Date for the Mortgage Loans

			Percentage of
			Loans by			Weighted
	Aggregate	Number of	Aggregate	Average	Weighted	Average	Weighted	Weighted
	Principal	Mortgage	Principal	Principal	Average	Remaining	Average	Average
Next Interest Rate Adjustment Date	Balance	Loans	Balance	Balance	Coupon	Term	FICO	LTV
2009 January	$1,365,000.00	1	0.19%	$1,365,000.00	6.500%	355	695	65.00%
2009 March	9,943,951.57	31	1.39	320,772.63	6.744	357	696	74.53
2009 April	9,463,558.15	25	1.32	378,542.33	7.111	358	725	77.39
2009 June	728,680.00	3	0.10	242,893.33	7.371	359	666	80.00
2011 January	960,000.00	1	0.13	960,000.00	7.375	355	653	80.00
2011 February	34,979,284.48	131	4.90	267,017.44	6.584	356	706	75.66
2011 March	229,683,329.87	862	32.15	266,453.98	6.620	357	709	76.39
2011 April	198,043,125.72	748	27.72	264,763.54	6.821	358	707	76.16
2011 May	1,270,830.57	4	0.18	317,707.64	7.416	358	694	80.00
2011 June	125,668,784.23	481	17.59	261,265.66	7.006	359	707	76.39
2011 July	511,250.00	3	0.07	170,416.67	7.100	360	707	70.65
2012 December	467,985.07	1	0.07	467,985.07	6.375	354	766	80.00
2013 January	1,747,000.00	2	0.24	873,500.00	6.793	355	672	56.39
2013 February	13,028,811.17	26	1.82	501,108.12	6.791	356	690	74.98
2013 March	29,717,690.68	55	4.16	540,321.65	6.759	357	708	74.79
2013 April	46,943,729.85	86	6.57	545,857.32	6.963	358	714	74.90
2013 June	9,859,484.92	21	1.38	469,499.28	7.139	359	689	73.39
Total:	$714,382,496.28	2,481	100.00%	$287,941.35	6.792%	358	708	75.99%

THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT WACHOVIA SECURITIES IMMEDIATELY.